Sierra Total Return Fund

Sub-Item 77Q1(e) – New or Amended Registrant Investment Advisory Contracts

Form of Investment Advisory Agreement between Sierra total Return Fund (the “Fund”) and

STRF Advisors (“STRF”) is hereby incorporated by reference to Exhibit 99.G to Pre-Effective Amendment No. 2 to the Fund’s Registration Statement on Form N-2A filed on November 4, 2016 (SEC Accession No. 0001144204-16-131799).